STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of March 26, 2002, by and among

ASPi Europe, Inc., a Delaware corporation having its principal place of business at 312 North 13th Street, Oxford, Mississippi, 38655 ("Purchaser"),

                                       and

Kelly Fielder, a Canadian citizen having a place of residence at Suite 310, The Pemberton Bldg., 744 West Hastings Street, Vancouver, British Columbia, V6C 1A5, ("Fielder"),

Vera Neate, a Canadian citizen having a place of residence at Suite 310, The Pemberton Bldg., 744 West Hastings Street, Vancouver, British Columbia, V6C 1A5, ("Neate"),

Charles Evans, a Canadian citizen having a place of residence at Suite 310, The Pemberton Bldg., 744 West Hastings Street, Vancouver, British Columbia, V6C 1A5, ("Evans"),

Kent Couillard, a Canadian citizen having a place of residence at Suite 310, The Pemberton Bldg., 744 West Hastings Street, Vancouver, British Columbia, V6C 1A5, ("Couillard"),

J. Hatzikalfas, a United States citizen having a place of residence at Plaza 31-179 route 31, Flemington, NJ 08822-5743, ("Hatzikalfas"),

John Cooper, a Canadian citizen having a place of residence at Suite 310, The Pemberton Bldg., 744 West Hastings Street, Vancouver, British Columbia, V6C 1A5, ("Cooper"),

Maracaibo, Ltd., a Turks and Caicos trust company having a place of business at Harbour House, PO Box 183, Front Street, Grand Turk, Turks and Caicos Islands, BWI, ("Maricaibo"),

Spectrum Meditech Inc., a United States corporation having a place of business at Suite 310, The Pemberton Bldg., 744 West Hastings Street, Vancouver, British Columbia, V6C 1A5, ("Spectrum"),

E. M. (Mick) Kolassa, a United States citizen having a place of residence at 106 Deer Run South, Oxford, Mississippi, 38655, ("Kolassa"),

Bill Lobb, a United States citizen having a place of residence at 1104 South 14th Street, Oxford, Mississippi, 38655, ("Lobb"),

Doug Paul, a United States citizen having a place of residence at 602 Happy Lane, Oxford, Mississippi, 38655, ("Paul"),

Kevin Patterson, a United States citizen having a place of residence at 24 Normandy Circle, Memphis, Tennessee, 38111, ("Patterson"),

(Fielder, Neate, Evans, Couillard, Hatzikalfas, Spectrum, Kolassa, Cooper, Maracaibo, Lobb, Paul, and Patterson shall collectively be referred to as the "Sellers").

                                    RECITALS

A. Sellers own 100% of the 4,360,000 shares of capital stock of Sharps Elimination Technologies Inc., a Delaware corporation (the "Company") (as more particularly defined below, the "Shares"), the owners of which shares appears in exhibit "A".

B. Purchaser desires to acquire from Sellers, and Sellers desire to sell to Purchaser, all of the Shares.

C. As an inducement to Purchaser to consummate the transactions contemplated herein, Sellers are willing to make certain representations, warranties and indemnities in this Agreement for the benefit of Purchaser.

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 Definitions. (a) In addition to the terms defined above or elsewhere in this Agreement, the following capitalized terms, as used herein, have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Agreement" means this Stock Purchase Agreement.

      "Close" or "Closing" means the consummation of the purchase and sale of the Shares in accordance with this Agreement.

      "Closing Date" means the date of the Closing.

      "Capital Stock" means the Company's capital stock, consisting of 4,360,000 shares of common stock and constituting the Company's entire nominal share capital.

      "Company"  means  Sharps  Elimination   Technologies  Inc.,  a  Delaware
corporation.

      "Financial Statements" means financial statements referred to in Section 3.6.

      "IP-Rights" means any industrial or intellectual property rights, including patents, copyrights, tradenames and other protected names, trademarks, service marks, internet domain names, trade secrets, proprietary rights and processes, rights to know-how, and any similar rights, whether registered or unregistered, and any applications therefor.

      "Knowledge" means actual knowledge or presumed knowledge based on the presumption of a reasonable inquiry by a diligent businessman.

       "Purchase Price" means the purchase price to be paid for the Shares in accordance with Section 2.2.

      "Shares" means all of the issued and outstanding shares of Capital Stock of the Company.

      1.2 References. Unless stated otherwise in this Agreement, references in this Agreement to Sections and Exhibits are references to Sections of and Exhibits attached to this Agreement.

                                    ARTICLE 2
                           PURCHASE AND SALE OF SHARES

      2.1 Sale of Shares. Subject to the terms and conditions set forth in this Agreement, Sellers agree to sell to Purchaser, and Purchaser agrees to purchase from Sellers the Shares for the consideration specified below in Section 2.2.

      2.2 Purchase Price. The Sellers, in exchange for the transfer of one hundred percent (100%) of the Shares to the Purchaser, shall receive 15,800,000 shares of common stock of the Purchaser, having a par value of $0.001 per share, the owners of which shares appears in Exhibit "A" (the "Consideration Shares").

2.3 Earnout of the Consideration Shares. At the Closing Date, the Consideration Shares shall be placed with an Escrow Agent (the "Escrow Agent"). On the basis of an Escrow Agreement (the "Escrow Agreement"), as it substantially appears as Exhibit "B" in this Agreement, the Escrow Agent shall release the Consideration Shares to the Sellers if the Company sells at least 6,000 Model 3500p Devices (the "Devices") by the first anniversary of the Closing Date. The 6,000 Devices must be sold at an average price of U.S. $300 per unit and all sales must be verified by receipt of cash by the Purchasre's independent auditor by the end of the thirteenth month period following the Closing Date. If the Consideration Shares are not released by the Escrow Agent to the Sellers by the end of the thirteenth month period following the Closing Date, the Consideration Shares shall be returned to the Purchaser and the Shares shall be returned to the Sellers. The transfer of the Consideration Shares held in escrow under Sections
2.3 shall also be dependent upon the continued accuracy of the representations, warranties and covenants of the Sellers as set forth in Article 3 and 5 of this Agreement.

      2.4 Amendments to the Escrow Agreement. The Escrow Agreement may only be amended by written approval of a majority of the Purchaser's directors or by the shareholders of the Purchaser owning a majority of the Company's issued and outstanding shares, exclusive of the Consideration Shares. Under no circumstances can the amendment to the Escrow Agreement be on less favorable terms (i.e. increase the number of Devices to be sold or increase the average selling price of Devices)

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

      Sellers hereby jointly and severally represent and warrant to Purchaser that the following statements are complete, true and correct as of the date of this Agreement and as of the Closing:

3.1   General And Corporate Matters.
      -----------------------------

     (a) The Preamble's statements are complete, true and correct.

     (b) The Company is a Delaware corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

     (c) In all jurisdictions concerned, the Company has the corporate power and authority and all authorizations, licenses, permits, U.S. Food and Drug Administration ("FDA"), FDA Pre-Market Approval for a Class II medical devices, non-biohazard approvals, registrations and certifications necessary to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted in the business plan of the Company.

      3.2   Shares.
            ------

     (a) All Shares are owned validly by Sellers without any legal or economic restrictions, free and clear of any liens, encumbrances, usufructuary rights, sub-participation rights, options, assignments of profit arrangements, or any other third party rights or limitations of any kind. When the Shares were acquired or issued, all applicable formalities and requirements were observed. Apart from Sellers, there are no other shareholders or undisclosed participations in the Company.

     (b) At Closing there will be no agreements, options or other rights or arrangements existing which provide for the sale or issuance of shares or any other securities or participation rights by the Company.

3.3 No Breach; Approvals; Consents. The execution and performance of this Agreement (or the transactions contemplated hereby) by Sellers will not (a) result in any breach of any of the provisions of, (b) result in the creation of a right of termination, modification or acceleration under, or (c) result in the creation of any lien or other encumbrance upon any of the Shares under, any loan or other agreement or instrument by which any of Sellers or the Company is bound or affected, or any legal provision, judgment or decree to which any Seller or the Company is subject. No other consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Sellers or the Company in connection with this Agreement or the transactions contemplated hereby.

3.4 Absence of Subsidiaries or Participations. The Company does not own any shares, stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, company, organization or entity.

3.5 Insolvencies. The Company is not insolvent or over-indebted. No insolvency, bankruptcy, composition or similar proceedings have been initiated or applied for with respect to any of Sellers, nor are there any circumstances that could, under applicable insolvency/bankruptcy or similar laws, result in the invalidation or rescission of the exchange of the Shares or other transactions contemplated by this Agreement.

3.6 Financial Statements. Attached as Exhibit C are true, correct, and complete copies of the Company's audited financial statements (including balance sheets, statements of operations, statements of stockholders` deficits, and statements of cash flows) for the periods ended November 30, 2001 and December 31, 2000 prepared by Morgan & Company Chartered Accountants, and the Company-prepared unaudited interim financial statements for the one month ended January 31, 2002 (collectively, "Financial Statements"). The Financial Statements are based upon the information contained in the books and records of the Company and fairly and correctly present the Company's financial condition as of the dates thereof and the results of operations for the periods referred to therein. The Financial Statements have been prepared in accordance with Delaware law and U.S. Generally Accepted Accounting Principles ("GAAP"), consistently applied throughout the periods indicated and show the true assets, the true financial situation as well as the true revenues, costs and liabilities of the Company. All decisions whether certain assets or liabilities are included in the Financial Statements have been taken in a way so as to present the most careful assessment in accordance with U.S GAAP.

3.7 Absence of Undisclosed Liabilities. Except as reflected in the Financial Statements, the Company has no liabilities whatsoever except (i) liabilities which have arisen after the date of the period covered by the Financial Statements in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

3.8 No Adverse Changes. Since November 30, 2001, there has been no adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, defaults or breaches of the License and Technical Assistance Agreement dated November 12, 2001 between the Company and Spectrum Meditech Inc. (the "License and Technical Assistance Agreement"), business condition or prospects of the Company. No events have occurred which, so far as can be foreseen, might result in any such change.

3.9 Absence of Certain Developments. Without limiting the general scope of the foregoing Section 3.8, since November 30, 2001, the Company has not:

     (a) borrowed any amount or incurred or become subject to any liability in excess of U.S. $25,000, except (i) current liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business consistent with past practices;

     (b) sold, assigned or transferred, or mortgaged, pledged or otherwise subjected to any encumbrance, any material assets (including any IP Rights);

     (c) waived any rights of material value or suffered any damage, destruction or losses, or adverse changes in receivables collection loss experience, whether or not in the ordinary course of business or consistent with past practice;

     (d)   declared,   set  aside,   paid  any  dividends  or  other  direct  or
indirect/hidden distributions with respect to its capital stock;

     (e) made or granted any bonus or any wage, salary or other compensation or additional benefit increase to any director, officer, employee, or consultant, except in amounts in keeping with old practices (e.g., by formula) or otherwise entered into any material change or amendment to material contracts with third parties;

     (f) made any loans or advances to, or guarantees for the benefit of, any persons such that the aggregate amount of such loans, advances or guarantees at any time outstanding is in excess of U.S. $25,000;

     (g) made any change in accounting, tax or employment tax principles or practices from those utilized in the preparation of the Company's Financial Statements;

     (h) taken any other action (e.g., dissolved any hidden reserves, or discharged any liens, claims or encumbrances) other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any "insider" (as defined in Section 3.20 hereof).

3.10  Properties - Title and Related Matters.
      --------------------------------------

     (a) The Company owns, or leases under valid lease or similar agreements, all assets necessary for the conduct of its business.

     (b) The Company owns good and marketable title to each of the properties and assets reflected in the Financial Statements or acquired since the date thereof, free and clear of all liens, restrictions, encumbrances, or other limitation of any nature, in the ordinary course of business.

     (c) Other than the lease for the Company's premises at Suite 310, The Pemberton Bldg., 744 West Hastings Street, Vancouver, British Columbia and 312 North 13th Street, Oxford, Mississippi, 38655 (the "Leases"), the Company has not entered into any lease agreements. The Company is not in default, and no circumstances exist which, if unremedied, would result in such default under the Lease; nor, to the best knowledge of the Company, is any other party to any Lease in default.

     (d) All of the tangible or intangible assets necessary for the conduct of the Company's business are in good condition, including, but not limited to the License and Technical Assistance Agreement, and are readily usable in the ordinary course of business. There are no defects in such assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation or value of such assets.

3.11 Customers and Suppliers. None of the customers or suppliers of the Company have indicated that it will stop or decrease the rate of business done with the

Company except for changes in the ordinary course of business consistent with past practices.

3.12  Tax Matters (including payroll withholding tax).
      -----------------------------------------------

     (a) For purposes of this Agreement, the term "Tax" or "Taxes" means and includes all kinds of U.S. or Canadian taxes (including payroll withholding taxes and capital gains tax), Canadian employment insurance contributions or U.S. equivalents, Canadian pension plan contributions or U.S. equivalents, or any other U.S. or Canadian public law contributions or liabilities, including, without limitation, interest and penalties.

     (b) The Company has timely and properly filed all Tax returns ("Returns") required to be filed or sent by it. There are no unresolved questions, claims or disputes concerning the Company's liability for Taxes which would exceed the estimated reserves established in the Financial Statements.

     (c) The Company has timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws and have complied with any other withholding procedures regarding Taxes.

     (d) The Company has not had and does not have any commercial or financial relations with related parties or insiders (as defined in Section 3.20) which are not at arm's length and therefore could give rise to an increase of income or Taxes of the Company under applicable law.

     (e) There has been no Tax audit or other administrative or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending or threatened with regard to any Taxes or Returns.

     (f) The Company and the Sellers represent and warrant they are relying solely on their own tax advisors in connection with the Canadian and U.S. tax treatments of the sale of the Sellers' Shares and any other transactions contemplated by this Agreement.

3.13 Contracts; Other Documents. Other than as has been disclosed on Exhibit D attached hereto, the Company does not have any outstanding material contractual obligations whatsoever relating to or affecting the conduct of its business, the Company's relationships with its material customers or business partners or any of its assets, intangible assets or for the purchase, sale or leasing of any property other than those contracts entered into by the Company in the course of its normal and ordinary day-to-day business. Neither the Company nor any other party is in breach of any obligations under any, and no event has occurred or circumstances subsist which may contravene or result in a breach of or give a party a right to declare a default under, any contract, agreement, document or instrument. The Company has not knowingly waived any material right under or with respect to any contract, agreement, document or instrument and each such contract, agreement, document or instrument is in full force and effect and legal, valid and binding and enforceable in accordance with its terms. None of these contracts etc. has been guaranteed by any of the Sellers. None of these contracts etc. restricts the Company to enter into any business relationship with third parties or otherwise pursue its business as it sees fit. The

Company's performance under these contracts is in full compliance with applicable laws. None of these contracts has been terminated or, to the Sellers' Knowledge, will be terminated in the near future.

3.14 Intellectual Property Rights. Exhibit E lists all IP-Rights owned by, licensed to or otherwise controlled by the Company or Sellers or used in, developed for use in or necessary to the conduct of the Company's business as currently conducted or planned to be conducted. Except as disclosed in Exhibit D, no IP-Rights have been licensed to third parties and no IP-Rights are licensed to the Company from third parties, except for software used for the internal business and administrative operations of the Company. The Company's current and continued use of the listed IP-Rights and the Company's current and planned business operations do not infringe upon any rights of third parties.

3.15 Litigation/Proceedings. There are no court, arbitration, administrative or other proceedings, orders or investigations pending or threatened against the Company nor is there any basis therefore. No governmental entity has at any time challenged or questioned the legal right of the Company to offer or sell any of its products or services in the present manner or style thereof.

3.16 Warranties/Product Liability. No claims are outstanding, pending or threatened for breach of any warranty or product liability laws relating to any products or services sold by the Company prior to Closing. The reserves for warranty claims on the Financial Statements are consistent with the Company's prior practices and are fully adequate to cover all warranty claims made or to be made against any products or services of the Company sold prior to Closing.

3.17 Employees. (a) To the best Knowledge of Sellers and the Company, no key employee of the Company and no group of the Company's employees has any plans to terminate his or its employment; (b) the Company has complied with all laws relating to the employment of labor in any manner; (c) the Company is not subject to any collective bargaining agreement (d) the Company has no material labor relations problem pending, its labor relations are satisfactory.

3.18 Independent Contractors. Any persons currently or in the past performing services for, on behalf of, or in the interest of the Company who are or, with respect to past services at the time such services were performed, were not on the Company's employee wages and payroll withholdings, are, or were, independent contractors and solely responsible for any tax and social security payments that may be due because of such services and do, or did, not have employee-status and will not be treated as employees under any applicable labor, tax, social security or other laws with respect to such services. The Company has not been and will not become liable for payment of any Taxes with respect to such persons (including, e.g., employment insurance, Canadian pension plan contributions and payroll withholding taxes) and no claims have been or will be brought by any such person or any authorities against the Company with respect to the said services.

3.19 Special Benefits. The Company will not have to make to employees or other third parties any special, profit participation, bonus, pension or any other payments, or any share purchase or option plan, health insurance or practice related payments, that will become due in the future or vacation and Christmas bonus and the usual payments due under the U.S. or Canadian social security systems.

3.20 Insider Transactions. The current members of the Company's Board of Directors (hereinafter "board member(s)") consist of Kelly Fielder, Mick Kolassa, Vera Neate and Charles Evans. Except as disclosed on Exhibit F no board member or employee of the Company or any member of the immediate family of any such board member or employee, or any entity in which any of such persons owns any beneficial interest (other than not more than five percent of any publicly-held corporation whose stock is traded on a national stock exchange) (collectively "insiders"), has any agreement with the Company (other than normal employment arrangements) or any interest in any property used in or pertaining to the business of the Company. None of the insiders has any direct or indirect interest in any competitor, supplier or customer of the Company or in any person, firm or entity from whom or to whom the Company leases any property, or in any other person, firm or entity with whom the Company transacts business of any nature. For purposes of this Section 3.20, the members of the immediate family of a board member or employee shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such director or employee.

3.21 General Compliance with Laws and Legal Requirements. To the best Knowledge of the Company, its board of directors, officers, agents and employees have complied with all applicable U.S. or Canadian laws (including any ordinances, rules, regulations and other legal requirements) applying or pertaining to the Company's operations. No claims have been filed against the Company alleging a violation of any such laws.

3.22 Environmental Matters. The Company, and the real property or facilities occupied by it at any time, are and have always been in material compliance with all applicable environmental laws and regulations and any related permits, and such real property and facilities are free from any contamination or pollution the remediation of which could be claimed or pursued against the Company. The operations of the Company do not entail any contamination or pollution with respect to which it could be subject to any injunction or other legal remedies; adequate arrangements for waste disposal have been made and are in full force and effect. No expenditure will be required in order for the Company to comply with any environmental laws currently in effect in connection with the operation or continued operation of the business of the Company in a manner consistent with the current operation thereof.

3.23 Government Assistance/Subsidized Loans. The Company has not received any government subsidies, government-subsidized loans or any other directly or indirectly government financed assistance (collectively "Government Assistance").

3.24 No Broker. The Sellers and/or the Company have not employed any broker, finder, or agent, or otherwise become in any way obligated for any broker's, finder's or agent's (or similar) fee with respect to the transaction contemplated by this Agreement.

3.25 Offices. The Company's only offices are located at 312 North 13th Street, Oxford, Mississippi, 38655 and at Suite 310, The Pemberton Bldg., 744 West Hastings Street, Vancouver, British Columbia, V6C 1A5.

3.26 Restricted Securities. The Sellers acknowledge that the Consideration Shares have not been registered under the 1933 Act and the Sellers undertake and agree that they will not offer or sell the Consideration Shares in the United States unless the Consideration Shares are registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available. The Sellers understand that the Purchaser has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Consideration Shares. The Sellers agree not to engage in hedging transactions with regard to the Consideration Shares.

      3.27 Disclosure. Neither this Agreement nor any of the documents delivered pursuant to this Agreement nor, in particular, any of the Company's Financial Statements, taken as a whole, contain any untrue statement of a material fact regarding the Company or its business or any of the other matters dealt with in this Article 3 relating to the Company or the transactions contemplated by this Agreement nor do they omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. There is no fact which has not been disclosed to Purchaser in this Agreement and its Exhibits of which Sellers have Knowledge and which materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including operating results, assets, customer relations, employee relations and business prospects, of the Company.

                                    ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to the Company and the Sellers that the following statements are complete, true and correct as of the date of this Agreement and as of the Closing:

      4.1 Organization and Existence. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. In all jurisdictions concerned, the Purchaser has the corporate power and authority and all authorizations, licenses or permits necessary to own and operate its properties and to carry on its business as now conducted.

      4.2 Corporate Authorization. The execution, delivery and performance by Purchaser of this Agreement and all other documents and instruments to be delivered by Purchaser hereunder, and the consummation by Purchaser of the transactions contemplated hereby, are within the corporate powers of Purchaser and have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by a duly authorized officer of Purchaser and constitutes a valid and binding agreement of Purchaser. All other documents and instruments to be delivered by Purchaser under this Agreement, when executed and delivered, will constitute valid and binding obligations of Purchaser.

      4.3 No Breach; Approvals; Consents. The execution and performance of this Agreement (or the transactions contemplated hereby) by Purchaser will not (a) result in any breach of any of the provisions of, or (b) result in the creation of a right of termination, modification or acceleration under any loan or other agreement or instrument by which the Purchaser is bound or affected, or any legal provision, judgment or decree to which the Purchaser is subject. No other consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Purchaser in connection with this Agreement or the transactions contemplated hereby.

      4.4 Subsidiaries or Participations. With the exception of GrowthExperts Group Inc. and Shopping Sherlock Inc., Purchaser does not own any shares, stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, company, organization or entity.

      4.5 Financial Statements. Attached as Exhibit G is the true, correct, and complete copy of Purchaser's unaudited balance sheet for the period ended December 31, 2001 ("Financial Statements"). The Financial Statements are based upon the information contained in the books and records of the Purchaser and fairly and correctly present the Purchaser's financial condition as of the date thereof. The Financial Statements have been prepared in accordance with Delaware law and U.S. Generally Accepted Accounting Principles ("GAAP"), consistently applied throughout the periods indicated and show the true assets, the true financial situation and liabilities of the Purchaser. All decisions whether certain assets or liabilities are included in the Financial Statements have been taken in a way so as to present the most careful assessment in accordance with U.S GAAP.

      4.6 Absence of Undisclosed Liabilities. Except as reflected in the Financial Statements, the Purchaser has no liabilities whatsoever except (i) liabilities which have arisen after the date of the period covered by the Financial Statements in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

      4.7 No Adverse Changes. Since December 31, 2001, there has been no adverse change in the assets, financial condition, operating results, business condition or prospects of the Purchaser other than the termination of the 10,500,000 exchangeable shares as announced by the Purchaser on January 23, 2002. No events have occurred which, so far as can be foreseen, might result in any such change.

      4.8 Absence of Certain Developments. Without limiting the general scope of the foregoing, since December 31, 2001, the Purchaser has not:

      (a) borrowed any amount or incurred or become subject to any liability in excess of U.S. $5,000, except (i) current liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business consistent with past practices (iii) a $40,000 bridge loan;

      (b) sold, assigned or transferred, or mortgaged, pledged or otherwise subjected to any encumbrance, any material assets (including any IP Rights);

      (c) waived any rights of material value or suffered any damage, destruction or losses, or adverse changes in receivables collection loss experience, whether or not in the ordinary course of business or consistent with past practice;

      (d) declared, set aside, paid any dividends or other direct or indirect/hidden distributions with respect to its capital stock;

      (e) made or granted any bonus or any wage, salary or other compensation or additional benefit increase to any director, officer, employee, or consultant, except in amounts in keeping with old practices (e.g., by formula) or otherwise entered into any material change or amendment to material contracts with third parties;

      (f) made any loans or advances to, or guarantees for the benefit of, any persons such that the aggregate amount of such loans, advances or guarantees at any time outstanding is in excess of U.S. $5,000;

      (g) made any change in accounting, tax or employment tax principles or practices from those utilized in the preparation of the Purchaser's Financial Statements;

      (h) taken any other action (e.g., dissolved any hidden reserves, or discharged any liens, claims or encumbrances) other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any "insider" (as defined in Section 3.20 hereof).

4.9   Properties - Title and Related Matters.
      --------------------------------------

(e)   The Purchaser does not own or lease any assets.

(f) The Purchaser owns good and marketable title to each of the properties and assets reflected in the Financial Statements or acquired since the date thereof, free and clear of all liens, restrictions, encumbrances, or other limitation of any nature, in the ordinary course of business.

(g) The Company has not entered into any lease agreements that are still current.

 (h) All of the tangible or intangible assets necessary for the conduct of the Purchaser's business are in good condition, and are readily usable in the ordinary course of business. There are no defects in such assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation or value of such assets.

      4.10 Authorized Capital. As at the date hereof the authorized capital of the Purchaser consists of:

(i) 50,000,000 shares of common stock, with each share having a par value of $0.001, of which 7,713,147 shares are issued and outstanding. The Purchaser may issue up to an additional 580,000 shares of its common stock to extinguish up to U.S. $580,000 of its liabilities.

(ii) 50,000,000 shares of preferred stock, of which none are issued and outstanding;

      At Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Purchaser to issue or transfer from treasury any additional shares of its capital stock of any class except as reflected on Exhibit H.

      4.11  Tax Matters (including payroll withholding tax).
            -----------------------------------------------

      (a) For purposes of this Agreement, the term "Tax" or "Taxes" means and includes all kinds of U.S. or Canadian taxes (including payroll withholding taxes and capital gains tax), Canadian employment insurance contributions or U.S. equivalents, Canadian pension plan contributions or U.S. equivalents, or any other U.S. or Canadian public law contributions or liabilities, including, without limitation, interest and penalties.

      (b) The Purchaser has timely and properly filed all Tax returns ("Returns") required to be filed or sent by it with the exception of the U.S. federal tax return for the year ended December 31, 2000. There are no unresolved questions, claims or disputes concerning the Purchaser's liability for Taxes that would exceed the estimated reserves established in the Financial Statements.

      (c) The Purchaser has timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws and have complied with any other withholding procedures regarding Taxes.

      (d) The Purchaser has not had and does not have any commercial or financial relations with related parties or insiders (as defined in Section 3.20) which are not at arm's length and therefore could give rise to an increase of income or Taxes of the Company under applicable law.

      (e) There has been no Tax audit or other administrative or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending or threatened with regard to any Taxes or Returns.

      4.12 Contracts; Other Documents. Other than as has been disclosed in the

Purchaser's filings with the Securities and Exchange Commission and on Exhibit I attached hereto, the Purchaser does not have any outstanding material contractual obligations whatsoever relating to or affecting the conduct of its business, or any of its assets, intangible assets or for the purchase, sale or leasing of any property other than those contracts entered into by the Purchaser in the course of its normal and ordinary day-to-day business. Neither the Purchaser nor any other party is in breach of any obligations under any, and no event has occurred or circumstances subsist which may contravene or result in a breach of or give a party a right to declare a default under, any contract, agreement, document or instrument other than what is disclosed in the Purchaser's Form 10-Q filed with the Securities and Exchange Commission on November 28, 2001. The Purchaser has not knowingly waived any material right under or with respect to any contract, agreement, document or instrument and each such contract, agreement, document or instrument is in full force and effect and legal, valid and binding and enforceable in accordance with its terms. None of these contracts etc. restricts the Purchaser to enter into any business relationship with third parties or otherwise pursue its business as it sees fit. The Purchaser's performance under these contracts is in full compliance with applicable laws. None of these contracts has been terminated or, to the Purchaser's Knowledge, will be terminated in the near future.

      4.13  Intellectual  Property  Rights.  The  Purchaser  does  not own any
IP-Rights.

      4.14 Litigation/Proceedings. There are no court, arbitration, administrative or other proceedings, orders or investigations pending or threatened against the Purchaser nor is there any basis therefore. No governmental entity has at any time challenged or questioned the legal right of the Purchaser to offer or sell any of its products or services in the present manner or style thereof.

      4.15 Warranties/Product Liability. No claims are outstanding, pending or threatened for breach of any warranty or product liability laws relating to any products or services sold by the Purchaser prior to Closing. The reserves for warranty claims on the Financial Statements are consistent with the Purchaser's prior practices and are fully adequate to cover all warranty claims made or to be made against any products or services of the Purchaser sold prior to Closing.

      4.16 Employees. To the best Knowledge of Purchaser (a) the Purchaser has complied with all laws relating to the employment of labor in any manner; (b) the Purchaser is not subject to any collective bargaining agreement; and (c) the Purchaser has no material labor relations problem pending, its labor relations are satisfactory.

      4.17 Independent Contractors. Any persons currently or in the past performing services for, on behalf of, or in the interest of the Purchaser who are or, with respect to past services at the time such services were performed, were not on the Purchaser's employee wages and payroll withholdings, are, or were, independent contractors and solely responsible for any tax and social security payments that may be due because of such services and do, or did, not have employee-status and will not be treated as employees under any applicable labor, tax, social security or other laws with respect to such services. The Purchaser has not been and will not become liable for payment of any Taxes with respect to such persons (including, e.g., employment insurance, Canadian pension plan contributions and payroll withholding taxes) and no claims have been or will be brought by any such person or any authorities against the Purchaser with respect to the said services.

      4.18 Special Benefits. The Purchaser will not have to make to employees or other third parties any special, profit participation, bonus, pension or any other payments, or any share purchase or option plan, health insurance or practice related payments, that will become due in the future or vacation and Christmas bonus and the usual payments due under the U.S. or Canadian social security systems.

      4.19 Insider Transactions. The current member of the Purchaser's Board of Directors (hereinafter "board member(s)") consist of Kelly Fielder. Except as disclosed in the Purchaser's filings with the Securities and Exchange Commission no board member or employee of the Purchaser or any member of the immediate family of any such board member or employee, or any entity in which any of such persons owns any beneficial interest (other than not more than five percent of any publicly-held corporation whose stock is traded on a national stock exchange) (collectively "insiders"), has any agreement with the Purchaser (other than normal employment arrangements) or any interest in any property used in or pertaining to the business of the Purchaser. None of the insiders has any direct or indirect interest in any competitor, supplier or customer of the Purchaser or in any person, firm or entity from whom or to whom the Purchaser leases any property, or in any other person, firm or entity with whom the Purchaser transacts business of any nature. For purposes of this Section 3.20, the members of the immediate family of a board member or employee shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such director or employee.

      4.20 General Compliance with Laws and Legal Requirements. To the best Knowledge of the Purchaser, its board of directors, officers, agents and employees have complied with all applicable U.S. or Canadian laws (including any ordinances, rules, regulations and other legal requirements) applying or pertaining to the Purchaser's operations, including federal and state securities laws. No claims have been filed against the Purchaser alleging a violation of any such laws. The Purchaser does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974. The Purchaser has filed with the Securities and Exchange Commission ("SEC") and any applicable state securities agency, all required forms, reports, schedules, statements and other documents (collectively, the "SEC Documents") except a Form 8-K relating to the press release dated January 23, 2002 and a Form 8-K relating to the press release dated February 11, 2002. The SEC Documents filed by the Purchaser, including without limitation any financial statements or schedules included therein, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (b) complied in all material respects with applicable federal and state securities laws, as the case may be, and the rules and regulations of the SEC and any applicable state securities agency. The financial statements of the Purchaser included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and fairly presented (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the consolidated financial position of the Purchaser as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

      4.21 Environmental Matters. The Purchaser, and the real property or facilities occupied by it at any time, are and have always been in material compliance with all applicable environmental laws and regulations and any related permits, and such real property and facilities are free from any contamination or pollution the remediation of which could be claimed or pursued against the Purchaser. The operations of the Purchaser do not entail any contamination or pollution with respect to which it could be subject to any injunction or other legal remedies; adequate arrangements for waste disposal have been made and are in full force and effect. No expenditure will be required in order for Purchaser to comply with any environmental laws currently in effect in connection with the operation or continued operation of the business of the Purchaser in a manner consistent with the current operation thereof.

      4.22 Government Assistance/Subsidized Loans. The Purchaser has not received any government subsidies, government-subsidized loans or any other directly or indirectly government financed assistance (collectively "Government Assistance").

      4.23 No Broker. The Purchaser has not employed any broker, finder, or agent, or otherwise become in any way obligated for any broker's, finder's or agent's (or similar) fee with respect to the transaction contemplated by this Agreement.

      4.24 Offices. The Purchaser's only offices are located at 312 North 13th Street, Oxford, Mississippi, 38655.

      4.25 Disclosure. Neither this Agreement nor any of the documents delivered pursuant to this Agreement nor, in particular, any of the Purchaser's Financial Statements, taken as a whole, contain any untrue statement of a material fact regarding the Purchaser or its business or any of the other matters dealt with in this Article 3 relating to the Purchaser or the transactions contemplated by this Agreement nor do they omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. There is no fact which has not been disclosed to the Company and/or the Sellers in this Agreement and the Exhibits of which Purchaser has Knowledge and which materially affects adversely or could reasonably be anticipated to materially affect adversely the Purchaser.


                                    ARTICLE 5
                               REMEDIES FOR BREACH

      5.1 Breach by the Sellers. If (i) any of the representations or warranties under Article 3, or in any Exhibit or other document delivered or to be delivered by or on behalf of Sellers pursuant to the terms of this Agreement or otherwise referenced or incorporated in this Agreement (collectively, the "Related Documents") is in whole or any part incorrect, or (ii) any breach of, or failure to perform, any agreement or covenant of Sellers contained in this Agreement or any of the Related Documents has occurred, Sellers shall be liable for any damages incurred by Purchaser or the Company and their respective officers and directors (collectively, the "Purchaser Indemnified Parties") resulting from the above. Sellers shall be liable to place Purchaser Indemnified Parties in the position that they would have been in had the representation or warranty been correct or no breach or failure to perform occurred or shall provide, at Purchaser's discretion, monetary damages in cash in order to be compensated for any breach.

      5.2 Sellers' Liability for Taxes. Without limiting the generality of the foregoing, Sellers' liability for damages under this Article 5 shall also include liability for any Taxes which relate to any period before the date of Closing if such Taxes and related liabilities are not fully covered by a provision properly disclosed in the Financial Statements. Sellers shall, according to the provisions set out above, pay monetary damages in cash upon presentation of a definite tax assessment or any other definite public payment order.

      5.3 Breach by Purchaser. If (i) any of the representations or warranties under Article 4, or in any Exhibit or other document delivered or to be delivered by or on behalf of Purchaser pursuant to the terms of this Agreement or otherwise referenced or incorporated in this Agreement (collectively, the "Related Documents") is in whole or any part incorrect, or (ii) any breach of, or failure to perform, any agreement or covenant of Purchaser contained in this Agreement or any of the Related Documents has occurred, Purchaser will be liable for any damages incurred by the Company or the Sellers and their respective officers and directors (collectively, the "Company Indemnified Parties") resulting from the above. Sellers shall be liable to place the Company Indemnified Parties in the position that they would have been in had the representation or warranty been correct or no breach or failure to perform occurred, or shall provide, at the Company's discretion, monetary damages in cash in order to be compensated for any breach.

      5.4 Purchaser's Liability for Taxes. Without limiting the generality of the foregoing, Purchaser's liability for damages under this Article 5 shall also include liability for any Taxes which relate to any period before the date of Closing if such Taxes and related liabilities are not fully covered by a provision properly disclosed in the Financial Statements. Purchaser shall, according to the provisions set out above, pay monetary damages in cash upon presentation of a definite tax assessment or any other definite public payment order.

      5.5 Indemnification Procedure. The party seeking indemnification pursuant to this Article 5 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, at its own expense, participate in and control the defense of any such suit, action or proceeding; provided, the Indemnifying Party's counsel is reasonably satisfactory to the Indemnified Party and the Indemnifying Party thereafter consults with the Indemnified Party upon the Indemnified Party's reasonable request from time to time with respect to such suit, action or proceeding. Sellers, the Company and the Purchaser shall in any event cooperate in the defense or prosecution of any such suit, action or proceeding. The Indemnifying Party shall not be liable pursuant to this Article 5 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

      5.6 Limitation Periods. The parties agree that any claims under this
Article 5 shall be barred unless notice shall have been given to the other parties in writing within 3 years after the date of Closing.

      5.7 Limitation Amount. Purchaser shall be entitled to indemnification under this Article 5 if and only if the aggregate amount of the damages concerned exceeds U.S. $50,000, in which case Purchaser shall be entitled to claim indemnification for the full amount of the damages concerned.

      5.8 Rescission by Purchaser. Without prejudice to any other rights or remedies under this Agreement, this Agreement may be rescinded or canceled by Purchaser, if there has been a material misrepresentation, breach of warranty or breach of agreement on the part of Sellers regarding any representation, warranty or covenant under this Agreement if, and only if, the aggregate amount of the damages concerned exceeds U.S. $50,000.

      5.9 Rescission by Sellers. Without prejudice to any other rights or remedies under this Agreement, this Agreement may be rescinded or canceled by the Sellers if there has been a material misrepresentation, breach or warranty or breach of agreement on the part of the Purchaser regarding any representation, warranty or covenant under this Agreement, if, and only if, the aggregate amount of the damages concerned exceeds U.S. $50,000.

      5.10 Rescission Procedures. The right of rescission must be exercised in writing during a period of one year after Closing (as evidenced by the date of postal stamp of registered letter). In the event of such rescission, Purchaser and Sellers shall return to the other party any items received under this Agreement. The Consideration Shares and the funds invested in the Company by the Purchaser shall be returned to the Purchaser within 60 days of any party receiving notice of rescission of this Agreement. The party (or parties) providing notice of rescission shall be entitled to reimbursement of all expenses arising in connection with the rescission of this Agreement.

                                    ARTICLE 6
          SELLERS' NON-COMPETITION AND NON-SOLICITATION OBLIGATIONS

      6.1 Non-competition Obligation. Each of Sellers agrees that for a period of three (3) years after Closing, he or she shall not, directly or indirectly, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association or otherwise) in any phase of the business which the Company has been conducting prior to and until the date of this Agreement. The aforementioned obligations shall apply to any products or services which the Company shall have produced or marketed prior to and until Closing and to any geographic area in which the Company prior to and until the date of Closing shall have engaged in business through promotional, sales or marketing activity or have otherwise established its goodwill, business reputation, or any customer relation. Ownership by any Seller, as a passive investment, of less than 5% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded on any nationally recognized over-the-counter market shall not constitute a breach of this Section 6.1. Each Seller acknowledges that the purchase price according to this Agreement includes full and sufficient compensation and consideration for his obligations under this Article 6.

      6.2 Contractual Penalty/Damages. In the event of breach of any of the foregoing obligations by any Seller, Purchaser (or at Purchaser's election, the Company) then:

      (i) in the event that such Seller should render or offer services or products to a customer of the Company inconsistent with the foregoing obligations, an amount equal to twice the average annual revenue received by the Company from such customer during the last three fiscal years in which revenue was received from such customer;

      (ii) in other cases, damages in the form of an accounting and repayment of all profits, compensation, commissions, remuneration or benefits which such Seller directly or indirectly has realized and/or may realize or any other entity has realized or may realize as a result of, growing out of, or in connection with breach of the provisions of this Article 6.

All of such remedies shall be in addition to and not in limitation of any injunctive relief, any claims for damages (setting off the amounts under (i) or (ii), respectively) or any other rights or remedies to which Purchaser is or may be entitled to under this Agreement or applicable law. In the event of any legal proceedings taken for the purposes of collecting said amount, each of Sellers agrees to pay all costs of collection including reasonable attorneys' fees.

      6.3 Special Severability. To the extent that this Article 6 shall be determined to be invalid or unenforceable, such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected. In furtherance of and not in limitation of the foregoing, it is expressly agreed that should the duration or geographical extent of, or business activities covered by, the said non-competition obligations be in excess of that which is valid or enforceable under applicable law, such provision shall be construed to cover only that duration, extent or activities which may validly or enforceably be covered. Each Seller acknowledges the uncertainty of the law in this respect and expressly stipulates that this Article 6 shall be construed in a manner which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

      6.4 Termination of Obligations. If the Consideration Shares are returned to the Sellers for any reason, the provisions of this Article 6 will terminate.


                                    ARTICLE 7
                              COVENANTS OF SELLERS

      Sellers agree that:

      7.1 Conduct of the Business. Except as Purchaser otherwise expressly agrees in writing, Sellers covenant that, prior to the Closing Date, the Company will not undertake any action making any of the representations and warranties under Article 4 untrue or misleading in any respect. The Company will use best efforts to preserve its business organization intact, keep available the services of its present key personnel, and preserve its goodwill and will not declare or pay any dividend, stock or otherwise, or make any other distribution or payment to Sellers.

      7.2 Sellers' Reasonable Best Efforts. Each Seller shall individually use reasonable best efforts to preserve the goodwill and renew existing contracts with the Company's suppliers, customers, and others having business relationships with the Company; and maintain the same or greater level of business revenues and overall growth of the Company's business. The Company has no Knowledge of any other contracts that may not be renewed in the immediate future for whatever reason.

      7.3 Access to Information. During the period from the date hereof to the Closing Date, Purchaser and its duly authorized representatives shall have full and free access to the offices, records, files, and books of account of the Company; provided, however, that such access shall not unreasonably interfere with the Company's normal operations and employee relationships. Purchaser and its representatives shall treat all information obtained from such access and not otherwise in the public domain as confidential, and if this transaction does not close, Purchaser shall return all books, records and documents made available to it.

      7.4 Loan to Company. The Purchaser will loan the proceeds from the sale of its securities to the Company. The loan will bear interest at prime 5.75% annum and will be due and payable on April 3, 2004. The Company may use the loan proceeds for general corporate purposes, provided however that the loan proceeds may not be used to pay liabilities to the Company's officers, directors and shareholders incurred prior to November 30, 2001 except as to a $300,000 payment to Spectrum Meditech Inc. pursuant to the License and Technical Assistance Agreement.

      7.5 Notices of Certain Events. Between the date of this Agreement and the Closing Date, Sellers will promptly notify Purchaser in writing if Sellers or the Company become aware of any fact or condition that causes or constitutes a breach of any of Sellers' representations and warranties as of the date of this Agreement, or if Sellers or the Company become aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any representation or warranty had such representation or warranty been made as of the time of occurrence or delivery of such fact or condition.

                                    ARTICLE 8
                             COVENANTS OF PURCHASER

      Purchaser agrees that:

      8.1 Conduct of the Business. Except as the Company otherwise expressly agrees in writing, Purchaser covenants that, prior to the Closing Date, the Purchaser will not undertake any action making any of the representations and warranties under Article 4 untrue or misleading in any respect. The Purchaser will use best efforts to preserve its business organization intact, keep available the services of its present key personnel, and preserve its goodwill and will not declare or pay any dividend, stock or otherwise, or make any other distribution or payment to Sellers.

      8.2 Purchaser's Reasonable Best Efforts. Purchaser shall use its reasonable best efforts to preserve the goodwill and contracts with persons having business relationships with the Purchaser. The Purchaser has no Knowledge of any other contracts that may not be renewed in the immediate future for whatever reason.

      8.3 Access to Information. During the period from the date hereof to the Closing Date, the Company and its duly authorized representatives shall have full and free access to the officers, records, files, and books of account of the Purchaser, provided however, that such access shall not unreasonably interfere with the Purchaser's normal operations and employee relationships. The

Company and its representatives shall treat all information obtained from such access and not otherwise in the public domain as confidential, and if this transaction does not close, the Company shall return all books, records and documents made available to it.

      8.4 Notices of Certain Events. Between the date of this Agreement and the Closing Date, Purchaser will promptly notify the Company in writing if the Purchaser becomes aware of any fact or condition that causes or constitutes a breach of any of Purchaser's representations and warranties as of the date of this Agreement, or if the Purchaser becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any representation or warranty had such representation or warranty been made as of the time of occurrence or delivery of such fact or condition.

      8.5 Confidentiality. Prior to the Closing Date and after any termination of this Agreement, Purchaser will hold all confidential documents and information concerning the Company or Sellers furnished to Purchaser in connection with the transactions contemplated by this Agreement in confidence, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by Purchaser, (ii) in the public domain through no fault of Purchaser or (iii) later lawfully acquired by Purchaser from sources other than Sellers; provided that Purchaser may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to its lenders in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such persons are informed by Purchaser of the confidential nature of such information and are directed by Purchaser to treat such information confidentially. The obligation of Purchaser to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Purchaser will cause its officers, directors, employees, accountants, counsel, consultants, advisors, auditors and agents to, destroy or deliver to Sellers, upon written request, all documents and other materials, and all copies thereof, obtained by Purchaser or on its behalf from Sellers in connection with this Agreement that are subject to such confidence.

                                    ARTICLE 9
                            COVENANTS OF BOTH PARTIES

      The parties hereto agree that:

      9.1 Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party will use reasonable best efforts (exclusive of litigation) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Sellers and Purchaser each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Purchaser good and marketable title to the Shares.

      9.2 Certain Filings. Sellers and Purchaser shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

      9.3 Confidentiality of Agreement. Sellers and Purchaser will hold, and will use their reasonable best efforts to cause their respective officers, directors, board members, employees, accountants, counsel, consultants, advisors and agents to hold the terms of this Agreement in confidence, unless compelled to disclose such terms by judicial or administrative process or by other requirements of law.

                                   ARTICLE 10
                        CONDITIONS TO CLOSING/RESCISSION

      10.1 Conditions to the Obligations of Each Party. The obligations of Purchaser and Sellers to consummate the Closing are subject to the satisfaction of the following conditions precedent:

            (a) No action or proceeding shall have been instituted in which an order has been entered restraining or prohibiting or invalidating the transactions contemplated by this Agreement, or affecting the right of Purchaser to own the Shares after the Closing Date; and

            (b) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been obtained and there shall not be any law or regulation that makes the consummation of the transaction contemplated hereby illegal or otherwise prohibited.

      10.2 Conditions to Obligation of Purchaser. The obligation of Purchaser to consummate the Closing is subject to the satisfaction of the following further conditions precedent:

     (a) Sellers shall have performed in all material respects all of their obligations hereunder required to be performed by it at or prior to the Closing Date;

     (b) The representations and warranties of Sellers contained in this Agreement and in any certificate or other writing delivered by Sellers pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such time;

     (c) The Escrow Agreement in the form attached as Exhibit B shall have been duly executed by the Purchaser and Sellers; and

     (d) The Company will have renegotiated indebtedness of approximately U.S. $450,000 owed by the Company to certain officers, directors and shareholders of the Company. As an inducement to enter into this transaction, the Company will amend the repayment terms of the indebtedness so that it will be paid out of positive cash flow from the operations of the Company.

      10.3 Conditions to Obligation of Sellers. The obligation of Sellers to consummate the Closing is subject to the satisfaction of the following conditions precedent:

            (a) Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date;

            (b) The representations and warranties of Purchaser contained in this Agreement and in any certificate or other writing delivered by Purchaser pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such time;

            (c) The Escrow Agreement in the form attached as Exhibit B shall have been duly executed by the Purchaser and Sellers;

            (d) The Purchaser shall have completed a financing by way of a private placement pursuant to which a minimum of $100,000 of gross proceeds to the Purchaser will have been raised. If shares of common stock of the Purchaser are sold as part of this financing, the shares may not be sold for a price, which is less than $1.00 per share. If convertible debt or equity securities are sold as part of this financing, the price at which such securities may be converted into shares of the Purchaser's common may not be less than $1.00 per share.

            (e) The Purchaser will have settled liabilities of up to the amount of approximately $580,000 through the issuance of not more than 580,000 restricted shares of its common stock.

      10.4 Withdrawal/Rescission Rights. Before the Closing Date, the Purchaser with respect to the conditions of Sections 10.1 and 10.2 or the Sellers collectively (by equal declaration of each of Sellers) with respect to the conditions of Sections 10.1 and 10.3 shall be entitled to withdraw from or rescind this Agreement if one or more of the respective Closing conditions have not occurred by April 2, 2002. If Purchaser learns that it will definitely not be able to fulfill one or more of the Closing Conditions, it shall without undue delay notify the Company in writing. After receipt of such notice, the Sellers shall within two weeks decide either to exercise its right of withdrawal/rescission or waive the fulfillment of said condition (s). If Sellers learn that they will definitely not be able to fulfill one or more of the Closing Conditions, they shall without undue delay notify the Purchaser in writing. After receipt of such notice, the Purchaser shall within two weeks decide either to exercise its right of withdrawal/rescission or waive the fulfillment of said condition(s). Any declaration of withdrawal/rescission must be provided to all parties in writing within two weeks after gaining knowledge of the circumstances which justify such withdrawal.

                                   ARTICLE 11
                                     CLOSING

      11.1 Closing. The closing of this transaction shall be held at the officers of the Company. Unless the closing of this transaction takes place before April 2, 2002, then either party may terminate this Agreement without liability to the other party, except as otherwise expressly provided by the terms of this Agreement. At the closing, the following documents, in form reasonably acceptable to counsel to the parties or as set forth herein, shall be delivered:

By the Company:

      A. An officer's certificate, dated the closing date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of the Company are true and correct as of, or have been fully performed and complied with by, the closing date.

      B. A true and correct copy of the resolution duly adopted by the board of directors of the Company approving this Agreement and the consummation of the transactions contemplated hereby.

By the Purchaser:

      A. An officer's certificate, dated the closing date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of the Purchaser are true and correct as of, or have been fully performed and complied with by, the closing date.

      B. A true and correct copy of the resolution duly adopted by the board of directors of the Purchaser approving this Agreement and the consummation of the transactions contemplated hereby.

      C. Certificates representing shares of the Purchaser's common stock in the names of each Seller and for the respective shares shown on Exhibit A.

By the Sellers:

      A. Certificates, endorsed by each Seller, representing all of the issued and outstanding shares of the Company.

      11.2 Exchange of Shares. On the closing date, each share of the common stock of the Company then issued and outstanding will be exchanged, on a pro-rata basis, for the Consideration Shares. The Consideration Shares will be fully paid and non-assessable shares of the Purchaser. The shares delivered by the Sellers and the Consideration Shares will be delivered to the Escrow Agent and will be held by the Escrow Agent in accordance with the terms of the Escrow Agreement.

      11.3 No Fractional Shares. No certificates for fractional share interests of common stock of the Purchaser will be issued, but in lieu thereof, any fractional share will be rounded to the nearest whole share.

      11.4 Officer and Directors. At Closing all officers and all directors of the Purchaser will resign, with the exception of Kelly Fielder, who will remain as a director of the Purchaser.

                                   ARTICLE 12
                                  MISCELLANEOUS

      12.1 Expenses. Sellers and Purchaser will pay all of their own expenses (including attorneys' and accountants' fees) in connection with the negotiation of this Agreement and the performance of their respective obligations hereunder.

      12.2 Amendment and Waiver. This Agreement may not be amended or waived except in writing executed by the party against which such amendment or waiver is sought to be enforced, unless notarial form is required by law for any such amendments or waivers.

      12.3 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Purchaser and Sellers will, unless another address is specified in writing, be sent to the address indicated below:

if to the Purchaser, to:

            ASPi Europe, Inc.
            312 North 13th Street
            Oxford, Mississippi, 38655
            Fax:  (662) 236-7339
            Attn: Kelly Fielder

if to the Sellers, to:

            312 North 13th Street
            Oxford, Mississippi, 38655
            Fax:  (662) 236-7339
            Attn: Kelly Fielder

or to such other address as such party shall have designated by notice so given to each other party.

      12.4 Governing Law. The law of the state of Washington, without regard to conflicts of laws principles, will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

      12.5 Survival. Except as otherwise provided in this Agreement the covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing. The right to indemnification, payment of damages or other remedy based on such representation, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages or other remedy based on such representation, warranties, covenants and obligations.

      12.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party hereto. Notwithstanding the foregoing, Purchaser may assign, with reasonable prior notice to Sellers, any of the rights, interests or obligations hereunder to a company of the Purchaser including Purchaser's affiliates and subsidiaries, without prejudice to Sellers.

      12.7 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      12.8 Complete Agreement. This Agreement and the Related Documents contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

      12.9 Joint and Several Liability and Rights. Unless specifically otherwise provided, Sellers are jointly and severally responsible with respect to their rights and obligations under this Agreement.

















       (The remainder of this page has been left blank intentionally.)

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    ASPI EUROPE, INC.,
                                    a Delaware corporation


                                    By_____________________________
                                    Kelly Fielder, Chief Executive Officer


                                    -----------------------------
                                    Kelly Fielder

                                    -----------------------------
                                    Vera Neate


                                    -----------------------------
                                    Charles Evans


                                    -----------------------------
                                    Kent Couillard


                                    -----------------------------
                                    J. Hatzikalfas


                                    -----------------------------
                                    John Cooper


                                    -----------------------------
                                    M. (Mick) Kolassa


                                    -----------------------------
                                    Bill Lobb


                                    -----------------------------
                                    Doug Paul

                                    -----------------------------
                                    Kevin Patterson



                                    MARACAIBO, LTD.


                                    Per: _________________________
                                           Authorized Signatory



                                    SPECTRUM MEDITECH INC.


                                    Per: ________________________
                                           Authorized Signatory

                                  EXHIBIT INDEX

Exhibit

  A               Sellers and Share Ownership

  B               Escrow Agreement

  C               Financial Statements of the Company

  D               Contracts of the Company

  E               IP Rights of Company

  F               Insider Transactions - Company

  G               Financial Statements of the Purchaser

  H               Options,  Warrants or other Rights to Acquire  Capital Stock of Purchaser

  I               Contracts of the Purchaser